(a) Form of Articles Supplementary to the Articles of Incorporation designating Class Q incorporated by reference to Post-Effective Amendment No. 46 to the Registrant's Registration Statement filed on Form N-1A as filed January 4, 2000.

(e) Form of Investment Management Agreement between the Fund and Pilgrim Investments, Inc. is incorporated by reference to Post-Effective No. 43 to the Registrant's Registration Statement filed on Form N-1A as filed September 2, 1999.

(h)  Financial Data Schedule to be submitted by Pilgrim.